Exhibit 99.1

Investor Presentation October 3, 2019

Disclaimer DISCLAIMERS AND OTHER IMPORTANT INFORMATION Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, conveying the expectations of management of AdaptHealth Holdings, LLC (“AdaptHealth” or the “Company”) and/or DFB Healthcare Acquisitions Corp. (“DFB”) as to the future based on plans, estimates and projections at the time the Company and/or DFB makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company and DFB caution you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this presentation include, but are not limited to, statements related to anticipated growth in the Company’s industry, the Company’s strategy and ability to grow, the Company’s anticipated future financial performance, the Company’s ability to complete and/or successfully integrate future acquisitions, the anticipated timing of the planned business combination between AdaptHealth and DFB (the “Potential Business Combination”), the completion of the Potential Business Combination on the terms proposed, the financing of the Potential Business Combination on terms currently anticipated, and the potential impact the Potential Business Combination will have on the Company and DFB. Such statements generally include words such as “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. The forward-looking statements contained in this presentation are based on the Company’s and/or DFB’s management’s current expectations and projections about future events and trends that it believes may affect AdaptHealth’s or the combined company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. You should not place undue reliance upon these forward-looking statements as predictions of future events. Although the Company and DFB believe that the expectations reflected in the forward-looking statements are reasonable, no guarantee can be made as to future results, level of activity, performance or achievements. Factors that could cause actual results to differ materially from those expressed or implied in such “forward-looking statements,” include, but are not limited to, the level of redemptions in connection with the Potential Business Combination; receipt of regulatory approvals without unexpected delays or conditions; changes in estimates of future financial performance; changes in expectations as to the closing of the Potential Business Combination; retention of customers and suppliers in connection with the Potential Business Combination or other acquisitions; the cost of capital necessary to finance the Potential Business Combination and any future acquisitions; the ability of DFB or the combined company to issue equity-linked securities in connection with the Potential Business Combination or in the future, including, without limitation, pursuant to a private investment in public equity, or PIPE, or other offering of equity securities, which could dilute the interests of DFB’s stockholders; those factors discussed in the preliminary proxy statement filed by DFB with the U.S. Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents DFB filed, or to be filed, with the SEC; and unanticipated changes in laws, regulations, or other industry standards affecting the Company or DFB. The forward-looking statements included in this document are made as of the date of this presentation. The Company and DFB disclaim any duty to update any of these forward-looking statements after the date of this presentation to confirm these statements in relationship to actual results or revised expectations. Non-GAAP Financial Information This presentation includes references to financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the measures Adjusted EBITDA and Adjusted EBITDA Less Patient Capital Expenditures. A reconciliation of certain of these non-GAAP financial measures to the nearest GAAP measure can be found in the appendix to the investor presentation filed by DFB with the SEC on September 17, 2019. Any non-GAAP financial measures used in this presentation are in addition to, and not meant to be considered superior to, or a substitute for, the Company’s financial statements prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similar non-GAAP measures presented by other companies. Use of Projections This presentation contains financial forecasts, including with respect to AdaptHealth’s revenue, Adjusted EBITDA and Adjusted EBITDA Less Patient Capital Expenditures for 2019 and 2020. Neither AdaptHealth’s nor DFB’s independent auditors have reviewed or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation and, accordingly, neither has expressed an opinion or provided any other form of assurance with respect thereto. These projections are for illustrative purposes only and should not be relied on as being necessarily indicative of future results. The assumptions and estimates underlying the projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. Accordingly, there can be no assurance that the financial forecasts will be indicative of future performance of AdaptHealth or the combined company or that actual results will not differ materially from the financial forecasts contained in this presentation. No Offer or Solicitation This presentation and any oral statements made in connection with this presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Important Information for Investors and Security Holders In connection with the Potential Business Combination, DFB has filed a preliminary proxy statement with the SEC, and will file with the SEC and mail to stockholders of DFB a definitive proxy statement. This presentation is not a substitute for the proxy statement or for any other document that DFB may file with the SEC and send to DFB’s stockholders in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to stockholders of DFB as of a record date to be established for voting on the Potential Business Combination. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by DFB through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by DFB are available free of charge by contacting DFB Healthcare Acquisitions Corp., 780 Third Avenue, New York, New York 10017. Participants in the Solicitation DFB and AdaptHealth and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Potential Business Combination under the rules of the SEC. Information about the directors and executive officers of DFB is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 29, 2019. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement and will be included in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available. . Information regarding AdaptHealth’s directors and executive officers is contained in the preliminary proxy statement for the Potential Business Combination, and will be contained in the definitive proxy statement, when available. These documents can be obtained free of charge from the sources indicated above. Page 2

Historical Financial Performance

($000s)	Dollars		
	2016A	2017A	2018A
Revenue:			
Net sales revenue	$ 79,734	$ 92,908	$ 189,871
Net revenue from fixed monthly equipment reimbursements	94,582	99,651	155,407
Net revenue less provision for doubtful accounts	**174,316**	**192,559**	**345,278**
Costs and expenses:			
Cost of net revenue	161,681	165,707	293,384
General and administrative expenses	8,404	9,482	18,069
Depreciation, excluding patient equipment depreciation	1,908	1,282	2,734
Total costs and expenses	**171,993**	**176,471**	**314,187**
Operating income	**2,323**	**16,088**	**31,091**
Interest expense	5,761	5,041	7,453
Loss on extinguishment of debt, net	-	324	1,399
Income (loss) before income taxes from continuing operations	**(3,438)**	**10,723**	**22,239**
Income tax (benefit) expense	(208)	249	(2,098)
Income (loss) from continuing operations	**(3,230)**	**10,474**	**24,337**
Loss from discontinued operations	390	207	-
Net income (loss)	**(3,620)**	**10,267**	**24,337**
Income attributable to noncontrolling interest	563	580	1,077
Net income (loss) attributable to AdaptHealth Holdings LLC	**$ (4,183)**	**$ 9,687**	**$ 23,260**
Non-GAAP Bridge:			
Net (loss) income attributable to AdaptHealth Holdings LLC	$ (4,183)	$ 9,687	$ 23,260
Income attributable to noncontrolling interest	563	580	1,077
Interest expense	5,761	5,041	7,453
Income tax expense (benefit)	(208)	249	(2,098)
Depreciation	26,563	27,816	47,877
Loss from discontinued operations, net of tax	390	207	-
EBITDA	**28,886**	**43,580**	**77,569**
Loss on extinguishment of debt, net	-	324	1,399
Equity-based compensation expense	49	49	884
Transaction costs	-	-	2,514
Severance	430	826	1,920
Non-recurring expenses	3,739	256	161
Adjusted EBITDA	**33,104**	**45,035**	**84,447**
Less: Patient equipment capex	(25,479)	(25,849)	(39,364)
Adjusted EBITDA less Patient Equipment Capex	**$ 7,625**	**$ 19,186**	**$ 45,083**

2016 – 2018 Performance

Net Revenue: ~41% CAGR

Adjusted EBITDA: ~60% CAGR

Adjusted EBITDA less Patient Equipment Capex: ~143% CAGR

Key Drivers:

Topline growth driven by M&A and growth in Pap Supply and Pap Equipment

Profitability improvement driven by lower vendor costs and labor cost.

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Revenue

($000s)	Dollars			Revenue Percentage		
	2016A	2017A	2018A	2016A	2017A	2018A
Revenue:						
Net sales revenue	$ 79,734	$ 92,908	$ 189,871	45.7%	48.2%	55.0%
Net revenue from fixed monthly equipment reimbursements	94,582	99,651	155,407	54.3%	51.8%	45.0%
Net revenue less provision for doubtful accounts	**174,316**	**192,559**	**345,278**	**100.0%**	**100.0%**	**100.0%**
Costs and expenses:						
Cost of net revenue	161,681	165,707	293,384	92.8%	86.1%	85.0%
General and administrative expenses	8,404	9,482	18,069	4.8%	4.9%	5.2%
Depreciation, excluding patient equipment depreciation	1,908	1,282	2,734	1.1%	0.7%	0.8%
Total costs and expenses	**171,993**	**176,471**	**314,187**	**98.7%**	**91.6%**	**91.0%**
Operating income	**2,323**	**16,088**	**31,091**	**1.3%**	**8.4%**	**9.0%**
Interest expense	5,761	5,041	7,453			
Loss on extinguishment of debt, net	-	324	1,399			
Income (loss) before income taxes from continuing operations	**(3,438)**	**10,723**	**22,239**			
Income tax (benefit) expense	(208)	249	(2,098)			
Income (loss) from continuing operations	**(3,230)**	**10,474**	**24,337**			
Loss from discontinued operations	390	207	-			
Net income (loss)	**(3,620)**	**10,267**	**24,337**			
Income attributable to noncontrolling interest	563	580	1,077			
Net income (loss) attributable to AdaptHealth Holdings LLC	**$ (4,183)**	**$ 9,687**	**$ 23,260**			
Non-GAAP Bridge:						
Net (loss) income attributable to AdaptHealth Holdings LLC	$ (4,183)	$ 9,687	$ 23,260			
Income attributable to noncontrolling interest	563	580	1,077			
Interest expense	5,761	5,041	7,453			
Income tax expense (benefit)	(208)	249	(2,098)			
Depreciation	26,563	27,816	47,877			
Loss from discontinued operations, net of tax	390	207	-			
EBITDA	**28,886**	**43,580**	**77,569**	**16.6%**	**22.6%**	**22.5%**
Loss on extinguishment of debt, net	-	324	1,399			
Equity-based compensation expense	49	49	884			
Transaction costs	-	-	2,514			
Severance	430	826	1,920			
Non-recurring expenses	3,739	256	161			
Adjusted EBITDA	**33,104**	**45,035**	**84,447**	**19.0%**	**23.4%**	**24.5%**
Less: Patient equipment capex	(25,479)	(25,849)	(39,364)	-14.6%	-13.4%	-11.4%
Adjusted EBITDA less Patient Equipment Capex	**$ 7,625**	**$ 19,186**	**$ 45,083**	**4.4%**	**10.0%**	**13.1%**

Primary Service Lines:

- *CPAP / BIPAP for patients with OSA*
- *Home Medical Equipment*
- *Oxygen and related services*

- *Sale / Rental Mix: 58% | 42% (1H 2019)*
- *Bad debt—patient and 3rd party*
  - *2016: 6.9%*
  - *2017: 4.8%*
  - *2018: 4.6%*
- *Revenue increase from 2017 to 2018 was $153mm. $134mm of which was due to acquisitions*
- *Increase from 2016 to 2017 was primarily due to organic growth*
- *Organic growth primarily in CPAP resupply*

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Cost of Net Revenue

($000s)	Dollars 2016A	Dollars 2017A	Dollars 2018A	Revenue Percentage 2016A	Revenue Percentage 2017A	Revenue Percentage 2018A
Revenue:						
Net sales revenue	$ 79,734	$ 92,908	$ 189,871	45.7%	48.2%	55.0%
Net revenue from fixed monthly equipment reimbursements	94,582	99,651	155,407	54.3%	51.8%	45.0%
Net revenue less provision for doubtful accounts	**174,316**	**192,559**	**345,278**	**100.0%**	**100.0%**	**100.0%**
Costs and expenses:						
Cost of net revenue	161,681	165,707	293,384	92.8%	86.1%	85.0%
General and administrative expenses	8,404	9,482	18,069	4.8%	4.9%	5.2%
Depreciation, excluding patient equipment depreciation	1,908	1,282	2,734	1.1%	0.7%	0.8%
Total costs and expenses	**171,993**	**176,471**	**314,187**	**98.7%**	**91.6%**	**91.0%**
Operating income	**2,323**	**16,088**	**31,091**	**1.3%**	**8.4%**	**9.0%**
Interest expense	5,761	5,041	7,453			
Loss on extinguishment of debt, net	-	324	1,399			
Income (loss) before income taxes from continuing operations	**(3,438)**	**10,723**	**22,239**			
Income tax (benefit) expense	(208)	249	(2,098)			
Income (loss) from continuing operations	**(3,230)**	**10,474**	**24,337**			
Loss from discontinued operations	390	207	-			
Net income (loss)	**(3,620)**	**10,267**	**24,337**			
Income attributable to noncontrolling interest	563	580	1,077			
Net income (loss) attributable to AdaptHealth Holdings LLC	**$ (4,183)**	**$ 9,687**	**$ 23,260**			
Non-GAAP Bridge:						
Net (loss) income attributable to AdaptHealth Holdings LLC	$ (4,183)	$ 9,687	$ 23,260			
Income attributable to noncontrolling interest	563	580	1,077			
Interest expense	5,761	5,041	7,453			
Income tax expense (benefit)	(208)	249	(2,098)			
Depreciation	26,563	27,816	47,877			
Loss from discontinued operations, net of tax	390	207	-			
EBITDA	**28,886**	**43,580**	**77,569**	**16.6%**	**22.6%**	**22.5%**
Loss on extinguishment of debt, net	-	324	1,399			
Equity-based compensation expense	49	49	884			
Transaction costs	-	-	2,514			
Severance	430	826	1,920			
Non-recurring expenses	3,739	256	161			
Adjusted EBITDA	**33,104**	**45,035**	**84,447**	**19.0%**	**23.4%**	**24.5%**
Less: Patient equipment capex	(25,479)	(25,849)	(39,364)	-14.6%	-13.4%	-11.4%
Adjusted EBITDA less Patient Equipment Capex	**$ 7,625**	**$ 19,186**	**$ 45,083**	**4.4%**	**10.0%**	**13.1%**

Cost of Net Revenue consists of:

- *COGS: 50.0% of net sales revenue in 2018*
- *Labor: 30.6% of total net revenue in 2018 (includes 3rd party revenue cycle)*
- *Occupancy: 2.5% of total net revenue in 2018*
- *Other: 10.7% of total net revenue in 2018*
  - *Delivery*
  - *Software*
  - *Couriers*
- *Depreciation of patient equipment capex*
- *2016 to 2018 cost of revenue as a % of revenue improved from 93% to 85%.*

Note: Labor, Occupancy and Other percentages above are excluding non-recurring items which are added back in Adjusted EBITDA metric.

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General and Administrative Expenses

($000s)	Dollars			Revenue Percentage		
	2016A	2017A	2018A	2016A	2017A	2018A
Revenue:						
Net sales revenue	$ 79,734	$ 92,908	$ 189,871	45.7%	48.2%	55.0%
Net revenue from fixed monthly equipment reimbursements	94,582	99,651	155,407	54.3%	51.8%	45.0%
Net revenue less provision for doubtful accounts	**174,316**	**192,559**	**345,278**	**100.0%**	**100.0%**	**100.0%**
Costs and expenses:						
Cost of net revenue	161,681	165,707	293,384	92.8%	86.1%	85.0%
General and administrative expenses	8,404	9,482	18,069	4.8%	4.9%	5.2%
Depreciation, excluding patient equipment depreciation	1,908	1,282	2,734	1.1%	0.7%	0.8%
Total costs and expenses	**171,993**	**176,471**	**314,187**	**98.7%**	**91.6%**	**91.0%**
Operating income	**2,323**	**16,088**	**31,091**	**1.3%**	**8.4%**	**9.0%**
Interest expense	5,761	5,041	7,453			
Loss on extinguishment of debt, net	-	324	1,399			
Income (loss) before income taxes from continuing operations	**(3,438)**	**10,723**	**22,239**			
Income tax (benefit) expense	(208)	249	(2,098)			
Income (loss) from continuing operations	**(3,230)**	**10,474**	**24,337**			
Loss from discontinued operations	390	207	-			
Net income (loss)	**(3,620)**	**10,267**	**24,337**			
Income attributable to noncontrolling interest	563	580	1,077			
Net income (loss) attributable to AdaptHealth Holdings LLC	**$ (4,183)**	**$ 9,687**	**$ 23,260**			
Non-GAAP Bridge:						
Net (loss) income attributable to AdaptHealth Holdings LLC	$ (4,183)	$ 9,687	$ 23,260			
Income attributable to noncontrolling interest	563	580	1,077			
Interest expense	5,761	5,041	7,453			
Income tax expense (benefit)	(208)	249	(2,098)			
Depreciation	26,563	27,816	47,877			
Loss from discontinued operations, net of tax	390	207	-			
EBITDA	**28,886**	**43,580**	**77,569**	**16.6%**	**22.6%**	**22.5%**
Loss on extinguishment of debt, net	-	324	1,399			
Equity-based compensation expense	49	49	884			
Transaction costs	-	-	2,514			
Severance	430	826	1,920			
Non-recurring expenses	3,739	256	161			
Adjusted EBITDA	**33,104**	**45,035**	**84,447**	**19.0%**	**23.4%**	**24.5%**
Less: Patient equipment capex	(25,479)	(25,849)	(39,364)	-14.6%	-13.4%	-11.4%
Adjusted EBITDA less Patient Equipment Capex	**$ 7,625**	**$ 19,186**	**$ 45,083**	**4.4%**	**10.0%**	**13.1%**

- *General and administrative consists of corporate support costs including:*
  - *Exec Leadership*
  - *IT*
  - *HR*
  - *Finance*
  - *Legal*
  - *Compliance*
- *2018 expense increased versus 2017 by ~$9mm to 5.2% of total net revenue.*
- *Company has invested in 2018 and 2019 to build out corporate infrastructure in anticipation of going public.*

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Non-GAAP Measures

($000s)	Dollars			Revenue Percentage		
	2016A	2017A	2018A	2016A	2017A	2018A
Revenue:						
Net sales revenue	$ 79,734	$ 92,908	$ 189,871	45.7%	48.2%	55.0%
Net revenue from fixed monthly equipment reimbursements	94,582	99,651	155,407	54.3%	51.8%	45.0%
Net revenue less provision for doubtful accounts	**174,316**	**192,559**	**345,278**	**100.0%**	**100.0%**	**100.0%**
Costs and expenses:						
Cost of net revenue	161,681	165,707	293,384	92.8%	86.1%	85.0%
General and administrative expenses	8,404	9,482	18,069	4.8%	4.9%	5.2%
Depreciation, excluding patient equipment depreciation	1,908	1,282	2,734	1.1%	0.7%	0.8%
Total costs and expenses	**171,993**	**176,471**	**314,187**	**98.7%**	**91.6%**	**91.0%**
Operating income	**2,323**	**16,088**	**31,091**	**1.3%**	**8.4%**	**9.0%**
Interest expense	5,761	5,041	7,453			
Loss on extinguishment of debt, net	-	324	1,399			
Income (loss) before income taxes from continuing operations	**(3,438)**	**10,723**	**22,239**			
Income tax (benefit) expense	(208)	249	(2,098)			
Income (loss) from continuing operations	**(3,230)**	**10,474**	**24,337**			
Loss from discontinued operations	390	207	-			
Net income (loss)	**(3,620)**	**10,267**	**24,337**			
Income attributable to noncontrolling interest	563	580	1,077			
Net income (loss) attributable to AdaptHealth Holdings LLC	**$ (4,183)**	**$ 9,687**	**$ 23,260**			
Non-GAAP Bridge:						
Net (loss) income attributable to AdaptHealth Holdings LLC	$ (4,183)	$ 9,687	$ 23,260			
Income attributable to noncontrolling interest	563	580	1,077			
Interest expense	5,761	5,041	7,453			
Income tax expense (benefit)	(208)	249	(2,098)			
Depreciation	26,563	27,816	47,877			
Loss from discontinued operations, net of tax	390	207	-			
EBITDA	**28,886**	**43,580**	**77,569**	**16.6%**	**22.6%**	**22.5%**
Loss on extinguishment of debt, net	-	324	1,399			
Equity-based compensation expense	49	49	884			
Transaction costs	-	-	2,514			
Severance	430	826	1,920			
Non-recurring expenses	3,739	256	161			
Adjusted EBITDA	**33,104**	**45,035**	**84,447**	**19.0%**	**23.4%**	**24.5%**
Less: Patient equipment capex	(25,479)	(25,849)	(39,364)	-14.6%	-13.4%	-11.4%
Adjusted EBITDA less Patient Equipment Capex	**$ 7,625**	**$ 19,186**	**$ 45,083**	**4.4%**	**10.0%**	**13.1%**

Non-GAAP Metrics:

- *EBITDA*
- *Adjusted EBITDA*
- *Adjusted EBITDA less patient equipment capex*
- *Patient equipment capex is based on receipt dates*
- *Patient equipment capex as a percentage of net revenue from fixed monthly equipment reimbursements (rental revenue):*
  - *2016: 26.9%*
  - *2017: 25.9%*
  - *2018: 25.3%*

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Consolidated Balance Sheet Page 8 A/R Quality - Net A/R < than 60 days: As of 12/31/18: 99% Working Capital Debt Capitalization (net) 3.2x Adj. EBITDA as of 6/30 1.7x Adj. EBITDA pro forma for the transaction ($000s) Assets June 30, 2019 December 31, 2018 Current assets: Cash and cash equivalents $ 2,159 25,186 Accounts receivable, net 69,694 53,017 Inventory 13,527 7,673 Prepaid and other current assets 6,828 4,915 Total current assets 92,207 90,790 Equipment and other fixed assets, net 63,944 61,601 Goodwill 224,706 202,436 Other assets 5,774 5,050 Deferred tax asset 6,205 9,079 Total assets $ 392,836 368,957 Liabilities and Members’ Equity (Deficit) Current liabilities: Accounts payable and accrued expenses $ 87,286 85,558 Current portion of capital lease obligations 19,309 20,814 Current portion of long-term debt 8,914 7,090 Deferred revenue 8,694 7,508 Other liabilities 11,700 14,706 Total current liabilities 135,903 135,677 Long-term debt, less current portion 386,584 127,095 Capital lease obligations, less current portion 605 172 Other long-term liabilities 4,632 3,245 Total liabilities 527,724 266,189 Commitments and contingencies Members’ equity (deficit) Membership units 135,731 113,274 Controlling interest members’ deficit (272,855) (13,371) Total equity (deficit) attributable to AdaptHealth Holdings LLC (137,124) 99,903 Noncontrolling interest in subsidiaries 2,236 2,865 Total members' equity (deficit) (134,888) 102,768 Total liabilities and members’ equity (deficit) $ 392,836 368,957

1H 2019 Actual to 2019E Bridge Page 9 Tuck-ins to an existing region that are not separately tracked are based on internal model ($000s) Revenue Adjusted EBITDA Adjusted EBITDA less Patient Equipment Capex 1H 2019 Annualized 487,304 $ 115,392 $ 70,096 $ 2H impact of 2019 acquisitions 22,843 4,875 2,550 All Other 8,696 3,043 2,380 2019E 518,842 $ 123,309 $ 75,026 $ 2019E Revenue Recap 2018 before acquisitions 234,025 $ 2018 Acquisitions 111,253 2018A 345,278 Full year impact of 2018 acquisitions 1 87,424 2019 Acquisitions 1 68,607 2019 Organic growth 17,533 2019E 518,842 $ 2019 Organic growth % 7.5%

2019E to 2020E Bridge Page 10 Tuck-ins to an existing region that are not separately tracked are based on internal model ($000s) Revenue Adjusted EBITDA Adjusted EBITDA less Patient Equipment Capex 2019E 518,842 $ 123,309 $ 75,026 $ Organic growth & margin improvements 29,726 9,199 7,202 Full year impact of 2019 acquisitions 1 34,154 9,490 5,903 2020E 582,722 $ 141,998 $ 88,130 $ 2020E Revenue Recap 2019E before acquisitions 488,355 $ 2019 Acquisitions 30,487 2019E 518,842 Full year impact of 2019 acquisitions 1 34,154 Organic growth 29,726 2019E 582,722 $ Organic growth % 6.1%